Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement of PVF Capital Corp. (File No. 033-97450), of our report dated June 14, 2011, on our audits of the financial statements of the Park View Federal Savings Bank 401(k) Plan as of December 31, 2010 and 2009 and for the year ending December 31, 2010, which report is incorporated by reference in this Annual Report on Form 11-K.

/s/ Meaden & Moore, Ltd

Cleveland, Ohio

June 14, 2011